Exhibit 10.2

AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

November 2, 2021

Engaged Capital, LLC
610 Newport Center Drive, Suite 250
Newport Beach, California 92660

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being entered into by and among Engaged Capital, LLC, a Delaware limited liability company, acting solely in its capacity as investment advisor (in such capacity, the “Advisor”) to one or more investment funds or accounts (each such investment fund or account, a “Subscriber” and collectively, the “Subscribers”), SilverBox Engaged Merger Corp I, a Delaware corporation (the “Company”), and Authentic Brands LLC, a Delaware limited liability company (“BRCC”), and amends and restates as set forth herein the Forward Purchase Agreement, dated as of February 24, 2021, between the Company and Subscriber, pursuant to which the Subscriber agreed to purchase, and the Company agreed to sell, an aggregate of 10,000,000 shares of Class A common stock, par value $0.0001 (the “Class A Common Stock”), of the Company, for an aggregate purchase price of $100,000,000 in connection with the Company’s initial business combination.

This Agreement is being entered into in connection with that certain Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among the Company, Grand Opal Investment Holdings, Inc., a Delaware corporation (“Blocker”), BRCC, BRC Inc., a Delaware corporation and a wholly owned subsidiary of SBEA (“PubCo”), SBEA Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), and BRCC Blocker Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub 2”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into SBEA, with Merger Sub 1 surviving such merger as a wholly owned subsidiary of PubCo, and (ii) immediately following the foregoing merger, Merger Sub 2 will merge with and into Blocker, with Blocker surviving such merger as a wholly owned subsidiary of Merger Sub 1, in each case, on the terms and subject to the conditions set forth therein (collectively, the “Transaction”). Concurrently with the consummation of the Transaction, the Securities (as defined below) will be automatically cancelled, extinguished and converted into PubCo Class A Shares (as defined in the Transaction Agreement) on a one-for-one basis.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Purchase of the Securities. For the sum of $100,000,000 (the “Purchase Price”), at the Closing (as defined herein), the Company agrees to sell to the Subscribers, and the Subscribers agree to purchase from the Company, 10,000,000 shares (the “Securities”) of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), of the Company, subject to and upon the terms and conditions set forth in this Agreement. No later than the business day immediately preceding the date of the special meeting to approve the Transaction, the Advisor shall allocate to one or more Subscribers the obligation to purchase the Securities set forth in this Section 1. Upon such allocation,

1.1    such Subscriber shall execute a joinder to this Agreement, substantially in the form attached as Exhibit A hereto (a “Joinder”), which shall reflect the number of Securities to be purchased by such Subscriber (the “Subscriber Securities”), and, upon such execution, such Subscriber shall have all the rights and obligations of a Subscriber hereunder with respect to the Subscriber Securities, and references herein to the “Subscriber” and “Securities” shall be deemed to refer to such Subscriber and to its Subscriber Securities; provided, that any representations, warranties, covenants and agreements of such Subscriber and any other Subscriber shall be several and not joint and shall be made as to such Subscriber or any other Subscriber, as applicable, as to itself only; and

1.2    upon a Subscriber’s execution and delivery of a Joinder, the number of Securities to be purchased by such Subscriber hereunder shall be reflected in Schedule A to this Agreement. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A need be completed by each of the Subscriber and the Company upon the occurrence of any such allocation of the Forward Purchase Securities.

The Company acknowledges that this Agreement is neither a commitment nor an obligation of the Advisor to purchase any Securities, unless otherwise expressly agreed in writing by the Advisor.

2.       Representations, Warranties and Agreements.

2.1    Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscribers, and BRCC to enter into the Transaction Agreement and this Agreement, upon the execution of a Joinder, each Subscriber hereby represents and warrants, severally and not jointly, to the Company and to BRCC, and agrees with the Company and with BRCC as follows:

2.1.1           No Government Recommendation or Approval. Such Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of such Subscriber, (ii) any agreement, indenture or instrument to which such Subscriber is a party, (iii) any law, statute, rule or regulation to which such Subscriber is subject, or (iv) any agreement, order, judgment or decree to which such Subscriber is subject, in each case (other than clause (i)), which would have a material adverse effect on such Subscriber or its ability to consummate the transactions contemplated by this Agreement.

2.1.3           Organization and Authority. Such Subscriber is a Delaware limited liability company, validly existing and in good standing under the laws of State of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company and BRCC, this Agreement will be a legal, valid and binding agreement of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4           Experience, Financial Capability and Suitability. Such Subscriber is: (i) sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the Securities and has the capacity to protect its own interests and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless pursuant to an effective registration statement under the Securities Act (including pursuant to the Investor Rights Agreement (as defined below)) or an exemption from such registration is available with respect to such sale. Such Subscriber is able to afford a complete loss of such Subscriber’s investment in the Securities.

2.1.5           Access to Information; Independent Investigation. Prior to the execution of this Agreement, such Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company and BRCC concerning an investment in the Company and BRCC, as well as the finances, operations, business and prospects of the Company and BRCC and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, such Subscriber has relied solely on such Subscriber’s own knowledge and understanding of the Company and BRCC and their respective businesses based upon such Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Such Subscriber understands that no person has been authorized to give any information or to make any representations that were not furnished pursuant to this Section 2 and such Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, BRCC or any of their respective operations and/or its prospects.

2.1.6           Regulation D Offering. Such Subscriber represents that it is an “accredited investor” as such term is defined in Rule 50l(a) of Regulation D promulgated under the Securities Act, and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 50l(a) of Regulation D promulgated under the Securities Act or similar exemptions under federal or state law.

2.1.7           Investment Purposes. Such Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Such Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D promulgated under the Securities Act.

2.1.8           Restrictions on Transfer; Shell Company. Such Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Such Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and such Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future such Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act or (ii) an available exemption from registration. Such Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, such Subscriber agrees not to resell the Securities. Such Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to such Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9           No Governmental or Other Consents. No governmental, administrative or other third-party consents, order or authorization, registration, qualification, designation, declaration, filing, or approvals are required or necessary on the part of such Subscriber in connection with the transactions contemplated by this Agreement.

2.1.10        No Public Market. Such Subscriber understands that no public market now exists for the Securities, and that neither the Company nor BRCC has made any assurances that a public market will ever exist for the Securities.

2.1.11        High Degree of Risk. Such Subscriber understands that its agreement to purchase the Securities involves a high degree of risk, which could cause such Subscriber to lose all or part of its investment.

2.1.12        No General Solicitation. Neither such Subscriber, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

2.1.13        Adequacy of Financing. At the time of the Closing, such Subscriber will have available to it sufficient funds to satisfy its obligations under this Agreement.

2.2    Company’s Representations, Warranties and Agreements. To induce the Subscribers to purchase the Securities, the Company hereby represents and warrants to the Subscribers as follows:

2.2.1           Organization and Corporate Power. The Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out its business as presently conducted and as proposed to be conducted, including, without limitation, the transactions contemplated by this Agreement. As of the date hereof, the Company has no subsidiaries other than PubCo, Merger Sub 1 and Merger Sub 2.

2.2.2           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3           Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions described herein and under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Subscriber. Assuming the accuracy of the representations of the Subscriber in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

2.2.4           No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company that: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

2.2.5           Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Securities, the performance of all obligations of the Company required pursuant hereto, and the authorization, issuance or reservation for issuance of the Securities, has been taken. Upon execution and delivery by the Company, BRCC and the Subscriber of this Agreement, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.6           Capitalization. The authorized capital stock of the Company on the date hereof, consists of 100,000,000 shares of Class A Common Stock, 34,500,000 of which are issued and outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), 8,625,000 shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, no shares of which are issued and outstanding. Immediately following the filing of the Second Amended and Restated Certificate of Incorporation of the Company, 20,000,000 shares of Class C Common Stock will be authorized, no shares of which will be issued and outstanding immediately prior to the Forward Closing Date. All issued and outstanding shares of the Common Stock (i) have been duly authorized and validly issued and (ii) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation currently on file with the Delaware Secretary of State. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

2.2.7           No Governmental or Other Consents. No governmental, administrative or other third-party consents, approvals, notices or filings are required or necessary on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission (the “SEC”) and such state Blue Sky, FINRA and Nasdaq (or other applicable stock exchange) consents and approvals as may be required.

2.2.8           Operations. As of the date hereof, the Company has not conducted, and prior to the Closing the Company will not conduct, any operations other than as described in its filings with the SEC and activities in connection with the Business Combination.

3.       Settlement Date and Delivery.

3.1    Closing. The Company shall deliver a notice to the Subscriber, at least five (5) Business Days before the closing of the Business Combination (the “Business Combination Closing”) (or such lesser number of days as the Subscriber may consent to in writing), specifying the date of the Business Combination Closing, the aggregate Purchase Price for the Securities to be purchased by the Subscriber and instructions for wiring the Purchase Price. The closing of the sale of the Securities (the “Closing”) shall be held on the business day immediately prior to the date of the Business Combination Closing (such date being referred to as the “Forward Closing Date”). Except as otherwise mutually agreed by the parties hereto, at least one (1) Business Day prior to the Forward Closing Date, the Subscriber shall deliver to the Company, to be held in escrow until the Closing, the Purchase Price for the Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the Closing on the Forward Closing Date, (i) the Purchase Price shall be released from escrow automatically and without further action by the Company or the Subscriber and (ii) upon such release, the Company shall issue the Securities to the Subscriber in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Subscriber (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Subscriber, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing (unless otherwise extended), the Closing shall not occur, and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to the Subscriber. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

3.2    Conditions to Closing of the Company. The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment at or prior to the Closing, as applicable, of each of the following conditions:

3.2.1           Representations and Warranties Correct. The representations and warranties made by the Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Forward Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.2.2           Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.2.3           No Injunction. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Subscriber of the Securities.

3.2.4           Second Amended and Restated Certificate of Incorporation of the Company. The Second Amended and Restated Certificate of Incorporation of the Company shall have been filed with the Delaware Secretary of State.

3.3    Conditions to Closing of the Subscriber. The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Forward Closing Date, as applicable, of each of the following conditions:

3.3.1           Representations and Warranties Correct. The representations and warranties made by the Company in Section 2.2 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Forward Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.3.2           Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Forward Closing Date shall have been performed or complied with in all material respects.

3.3.3           Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3.4           Investor Rights Agreement. PubCo shall have entered into an investor rights agreement (the “Investor Rights Agreement”) in the form attached to the Transaction Agreement.

3.3.5           Business Combination. All conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (other than those conditions which, by their nature, are to be satisfied by a party to the Transaction Agreement at the closing of the Transaction, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transaction) or waived.

3.3.6           No Injunction. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Subscriber of the Securities.

4.       [RESERVED]

5.       Restrictions on Transfer of Securities.

5.1    Transfer Restrictions. The Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities prior to their conversion into PubCo Class A Shares upon consummation of the Transaction, and thereafter subject to the provisions of the Investor Rights Agreement.

5.2    Restrictive Legends.

5.2.1           Restrictive Legends. Subject to Section 5.2.2, the book entry for the Securities shall contain a notation, and each certificate (if any) representing any Securities shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.”

5.2.2           Legend Removal. (i) In connection with a transfer of Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within a prospectus and pursuant to the registration statement of which such prospectus forms a part and (ii) at any time following the Securities being eligible for resale under Rule 144 promulgated under the Securities Act, without restriction, upon the Subscriber’s request, subject to applicable law, as interpreted by the Company with the advice of counsel, and the receipt of any customary documentation required from the Subscriber in connection therewith (including a representation that the Subscriber will only sell the Securities in accordance with such registration statement or Rule 144 promulgated under the Securities Act, as applicable), the Company shall (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Securities being transferred and (b) cause its legal counsel (which may be internal counsel to the Company) to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Subscriber, in connection with the aforementioned transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any transfer of Securities in any transaction that does not constitute an underwritten offering. The Company agrees to indemnify the transfer agent for the Securities as reasonably necessary and requested by the transfer agent to avoid the Subscriber of Securities having to provide a stock power with medallion guarantee in connection with a transfer of Securities. Following the consummation of the Transaction, the obligations of the Company under this Section 5 shall be assumed by PubCo and references to the Company shall refer to PubCo where applicable.

5.3    Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5 or into which such Securities thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 5 and Section 3.

6.       Other Agreements.

6.1    Further Assurances. Each of the Company, BRCC and the Subscriber agrees to execute such further instruments and to take such further action as may reasonably be requested by the other party to carry out the intent of this Agreement.

6.2    Notices. All notices, statements or other documents that are required or contemplated by this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt and (i) personal delivery, (ii) five (5) days after having been sent by first class registered or certified mail, (iii) one (1) Business Day after delivery to an overnight courier service or (iv) one (1) Business Day after transmission by e-mail. All such communications sent to the Company shall be sent to: SilverBox Engaged Merger Corp I, 1250 S. Capital of Texas Highway, Austin, TX 78746, Attn: Stephen M. Kadenacy, E-mail: sk@sbcap.com, or to such other address as may be designated in writing by the Company from time to time. All such communications sent to BRCC shall be sent to: Authentic Brands, LLC, 1144 S. 500 W, Salt Lake City, UT 84101, Attn: Tom Davin, Co-CEO, E-mail: tom.davin@blackriflecoffee.com, or to such other address as may be designated in writing by the Company from time to time. All such communications sent to the Subscriber shall be sent to the Subscriber’s address or email address, as applicable, as set forth on Exhibit A hereto, or to such other address as may be designated in writing by the Subscriber from time to time, in which event the Company shall amend Exhibit A hereto to reflect such new address.

6.3    Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, embodies the entire agreement and understanding between the Subscriber, the Company and BRCC with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4    Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5    Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6    Assignment. This Agreement, and the rights and obligations hereunder (including the Subscriber’s rights and obligation to purchase the Securities), may not be assigned, in whole or in party, by either party hereto without the prior written consent of the other party, which consent may not be unreasonably withheld by the Company with respect to assignments by the Subscriber contemplated by Section 4.

6.7    Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8    Governing Law and Venue. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the federal or state courts of New York City, in the State of New York, and the applicable appellate courts therefrom, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum, subject to the provisions of the Securities Act or the Securities Exchange Act of 1934, as amended.

6.9    Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof, any investigations made by or on behalf of the parties, the consummation of the transactions contemplated by this Agreement and the termination hereof.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity), which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.17 Specific Performance. The parties hereto acknowledge and agree that (i) this Agreement is being entered into in order to induce BRCC and the Company to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms hereof, and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that each of BRCC and the Company shall be entitled to specifically enforce the Subscriber’s obligations to purchase the Securities under this Agreement, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 6.17 is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

7.       No Short Sales. The Subscriber hereby agrees that, from the date of this Agreement, none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates or pursuant to any understanding with the Subscriber or any of its controlled affiliates will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Subscriber or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of the Company prior to the Forward Closing Date, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing.

8.       Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.       Term.

9.1    Termination. Unless otherwise terminated by mutual agreement, the Subscriber’s obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the occurrence of any of the following (upon which occurrence this Agreement shall automatically terminate): (i) the consummation of the Business Combination within the time frame permitted by the Company’s amended and restated certificate of incorporation (the “Charter”), which is 27 months from the consummation of the IPO, including any extensions beyond such term effected pursuant to the terms of the Charter, and (ii) the liquidation of the Company in the event that the Company is unable to consummate the Business Combination within the time frame permitted by the Charter (including any extensions).

9.2    Effect of Termination. In the event of any termination of this Agreement pursuant to this Section 9, the Purchase Price (and interest thereon, if any), if previously paid, and all of the Subscriber’s funds paid in connection herewith shall be promptly returned to the Subscriber, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Subscriber, the Company, BRCC or their respective directors, officers, employees, partners, managers, members, stockholders or other equity holders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 9 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

10.    Disclosure. The Subscriber hereby acknowledges that its identity and this Agreement, as well as the nature of the Subscriber’s obligations hereunder, may be disclosed in any public disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by the Company in connection with the issuance of the Securities contemplated by this Agreement and/or the Transaction, provided that such disclosure is required by federal securities laws, rules or regulations or by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of any applicable stock exchange.

11.    Waiver of Claims against Trust. The Subscriber hereby acknowledges that it is aware that the Company established a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Subscriber hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, except for redemption and liquidation rights the Subscriber may have in respect of any shares of Class A Common Stock issued as part of the units sold in the IPO (“Public Shares”) held by the Subscriber, if any. The Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights the Subscriber may have in respect of any Public Shares held by the Subscriber, if any. In the event the Subscriber has any Claim against the Company under this Agreement, the Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights the Subscriber may have in respect of any Public Shares held by the Subscriber, if any.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

SILVERBOX ENGAGED MERGER CORP I

By:	/s/ Stephen Kadenacy
Name:	Stephen Kadenacy
Title:	Chief Executive Officer

AUTHENTIC BRANDS LLC

By:	/s/ Tom Davin
Name:	Tom Davin
Title:	Co-Chief Executive Officer

Accepted and agreed as of the date first set forth above.

ENGAGED CAPITAL, LLC

By:	/s/ Glenn Welling
Name:	Glenn Welling
Title:	Managing Member

Exhibit B-1